Exhibit 99.3

Safeguard Scientifics, Inc. First Quarter 2004 Conference Call April 29, 2004

The statements contained in this presentation that are not historical facts are forward looking statements which involve certain risks and uncertainties including, but not limited to, risks associated with the uncertainty of managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, our ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of additional companies, the inability to manage growth, government regulation and legal liabilities, additional financing requirements, labor disputes, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties as described in the company's filings with the Securities and Exchange Commission. The company does not assume any obligation to update any forward looking statements or other information contained in this presentation. Forward Looking Statements 2

Agenda First Quarter Accomplishments Core Company Update Overview of Q1 2004 Financial Review 3

First Quarter Accomplishments • Placed $150M of 2.625% Convertible Senior Debentures; • Repurchased $86.5M of our 5% Convertible Notes due June 2006 with a portion of the proceeds from the new debt offering thru 3/31; $17.6M thru 4/27; • Received the proceeds from the sale of our interest in Tangram Enterprise Solutions to Opsware; • Announced sale of our interest in Sanchez Computer Associates to Fidelity National Financial - completed April 14, 2004; and • Funded an additional $12.5M to ChromaVision. 4

ChromaVision Medical Systems (NASDAQ:CVSN) • Raised $26M through private placement and PIPE • Named Michael Cola interim CEO • Patent granted which extends claims of ACIS(r) - total issued patents = 14 • Announced entry into Lab Service Market related to ACIS (r) Alliance Consulting • Made strong investments in Customer Data Integration practice and Pharmaceutical vertical market • Grew revenue at a top ten pharmaceutical company during the first quarter - winning three new projects Core Company Update 5

Mantas • Executed new sales contracts of $9M in Q1 • Infosys Technologies Ltd joins Mantas Global Alliance Program • Cavalier Telephone selects Mantas' revenue assurance solutions • Sunrise Telecom announced partnership with Mantas to integrate its network monitoring analyzers with Mantas' revenue assurance solutions Core Company Update, continued 6

Current Strategic Focus Building pipeline with focus on opportunities in: • Business Decision Solutions - which includes companies focused on developing and delivering complex IT, software and service solutions that enable better and faster decision-making for targeted business users. These companies have a deep understanding of how to solve their customers' business problems by delivering software-based technology solutions and improved business processes. • Healthcare Life Sciences - which includes companies focused on drug formulation or delivery techniques, specialty pharmaceuticals, diagnostics or bioinformatics. 7

Financial Review First Quarter 2004 Consolidated Results Update on Debt Offering and Dispositions Non-strategic Company Update Overview of Parent Company Cash & Marketable Securities 8

Q1 2004 vs. 2003 Financial Results ($ in millions) 9

Segment Results of Operations ($ in millions) 10

Strategic Company Financial Highlights (in millions) 11

Carrying Values ($ in millions) 12

Debt Offering, Repurchase & Non-strategic Sales $150M 2.625% Convertible Senior Debentures due 2024 7 year put by holders; 5 year no call; 2 year provisional call @ 140%. Convertible into SFE common stock at $7.22 - 38% premium over closing price prior to offering Proceeds from 2.625% Debentures to be used to repurchase 5% Convertible Subordinated Notes due June 2006 $ 86.5M principal amount repurchased in Q1 2004 $ 17.6M principal amount repurchased through April 27, 2004 $ 95.9M outstanding under 5% Convertible Subordinated Notes as of April 27, 2004 Sale of Interest and Debt in Tangram Enterprise Solutions Received 781,239 shares of Opsware; $4.1M proceeds thru 3/31 and $.7M thru 4/27 Sale of Interest in Sanchez Computer Associates Received $ 32.1M in total cash proceeds and 226,435 shares of FNF common stock 13

Private Company Ownership Interests Current Voting % Owned Strategic Alliance Consulting 100% Mantas 84% Non-strategic Mobility Technologies 3% Neuronyx 7% NexTone Communications 27% Pacific Title & Art Studio 84% ProModel Solutions 33% REALTIME MEDIA 9% Ventaira Pharmaceuticals 11% 14

Public Company Ownership Interests - Market Value ($ in millions) 15

Market Value of Public Company Interests Parent Company Cash Parent Company Cash and Market Value of Public Company Interests ($ in millions) 16

Parent Company Cash Outlook Parent company cash balances from period to period are significantly impacted by: the pace of monetization activities the pace and size of acquisitions follow-on fundings to our companies and private equity funds 17

Safeguard Transformation 18 We believe Safeguard provides its shareholders with an efficient and liquid vehicle to participate in certain stages of our companies' growth that are not generally available to investors in the public market. Safeguard is: operationally focused, financially strong, with experienced management, in an opportunity rich environment.

Safeguard Scientifics, Inc. First Quarter 2004 Conference Call April 29, 2004